Exhibit 99.1

Cole Real Estate Investments 2325 E. Camelback Road, Suite 1100 Phoenix, Arizona 85016

For further information, contact: John Bacon, Vice President, Marketing Cole Real Estate Investments jbacon@colecapital.com	Media inquiries, contact Great Ink Communications: (212) 741-2977 Eric Waters - eric.waters@greatink.com Tom Nolan - tom@greatink.com

FOR IMMEDIATE RELEASE

COLE CREDIT PROPERTY TRUST II STOCKHOLDERS APPROVE
MERGER WITH SPIRIT REALTY CAPITAL
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PHOENIX, AZ: (June 12, 2013) - Cole Credit Property Trust II, Inc. (CCPT II), a real estate investment trust (REIT) that invests in net-leased necessity real estate, announced that at its annual meeting held today, stockholders approved the merger, pursuant to the definitive agreement dated January 22, 2013, of Spirit Realty Capital with CCPT II. Approximately 62% of the outstanding shares of CCPT II common stock voted with respect to the proposed merger and of those outstanding shares that voted, approximately 96% voted in favor of the merger.

Assuming completion of the merger, the combined company will create one of the largest publicly traded net-lease REITs in the United States. Upon closing of the transaction, Spirit Realty Capital stockholders will receive a fixed exchange ratio of 1.9048 shares of common stock of the combined company for each share of Spirit Realty Capital common stock owned.

“This transaction currently represents a positive cumulative total return on stockholders’ investment and provides an opportunity for liquidity in what will be one of the largest publicly traded net lease REITs,” said Marc Nemer, Chief Executive Officer of Cole Real Estate Investments, Inc. (Cole), parent company of CCPT II’s sponsor and manager.

Upon the closing of the merger, the combined company, which will retain the Spirit Realty Capital name and is expected to trade on the New York Stock Exchange under the ticker symbol “SRC,” will own approximately 1,900 properties in 48 states. The current management team of Spirit Realty Capital will lead the combined company. The closing of the merger remains subject to the satisfaction of other conditions but is expected to be completed in the third quarter of this year.

Jeff Holland, Cole’s President and Chief Operating Officer, explained: “Our disciplined investment philosophy of acquiring high-quality, income producing properties, net-leased long-term to creditworthy tenants, was the foundation that allowed the CCPT II portfolio of assets to deliver great results. This transaction provides Spirit Realty stockholders the opportunity to own a best-in-class net-lease portfolio.”

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Cole Real Estate Investments 2325 E. Camelback Road, Suite 1100 Phoenix, Arizona 85016

About Cole Credit Property Trust II, Inc.
Cole Credit Property Trust II, Inc. is a non-traded, SEC-registered REIT that invests primarily in high-quality, freestanding, single-tenant buildings net leased to investment grade and other creditworthy tenants throughout the United States. These are typically necessity retailers including drug stores, family restaurants and home improvement stores among others.

About Cole Real Estate Investments, Inc.
Cole Real Estate Investments, Inc. is an industry-leading REIT that acquires and manages real estate assets leased long-term to a high-quality, diversified tenant base comprised of industry leaders. Since 1979, Cole has leveraged its deep relationships, efficiencies of scale and rigorous operational processes to accretively acquire and actively manage retail, office and industrial properties. Cole Real Estate Investments owns 1,013 assets representing approximately 43 million square feet of commercial real estate in 48 states, with an acquisition cost of $7.7 billion. Through its private capital business, Cole Capital, Cole manages 1,031 additional properties with an acquisition cost of approximately $6 billion. Cole anticipates listing on the New York Stock Exchange-listed (NYSE: COLE). To learn more, visit www.colereit.com.

Forward-Looking Statements
Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the merger and the ability to consummate the merger. CCPT II intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about CCPT II’s plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CCPT II’s performance in future periods. Such forward-looking statements can generally be identified by the CCPT II’s use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this press release. CCPT II makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and CCPT II does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.